Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A Amendment No. 3 of Principal Solar, Inc. of our report dated April 16, 2014 relating to our audits of the consolidated financial statements of Principal Solar, Inc. as of and for the years ended December 31, 2013 and 2012. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1/A Amendment No. 3.

/s/ Whitley Penn LLP

Dallas, Texas

September 15, 2014